TCC
The Crypto Company

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into effective as of September 15, 2025 (the "Effective Date"), by and between **The Crypto Company**, a Nevada corporation (the "Company"), and **Jennifer Leo** (the "Consultant"). The Company and Consultant are collectively referred to herein as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, the Company desires to provide content creation and social media management services;

WHEREAS, Consultant has expertise in social platforms and is willing to provide such services to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

1. ENGAGEMENT AND SERVICES

1.1 Engagement

The Company engages Consultant as an independent contractor to manage and support the Company's social media and content platforms (the "Services"), including but not limited to:

(a) Creating and posting written or video content to the Company's YouTube, Twitter (X), LinkedIn, and Company website (once updated), 3–5 times per week. Proposed posts to be approved by TCC leadership prior to execution;

(b) Helping the Company grow its organic following across these platforms;

(c) Supporting other reasonable content-related tasks as requested by the Company.

1.2 Time Commitment

Consultant shall devote sufficient time, attention, and ability as is reasonably necessary to perform the Services in a timely and professional manner, consistent with the best interests of the Company. Consultant shall not be required to provide exclusive services to the Company; however, Consultant shall not undertake any other engagements that would

reasonably be expected to conflict with or materially interfere with Consultant's obligations to the Company.

1.3 Location

Consultant shall perform the Services at a location of Consultant's choosing; provided, however, that Consultant shall be reasonably available for in-person or virtual meetings at the request of the Company.

1.4 Reporting

Consultant shall report to the Company's Chief Executive Officer (CEO) or such other person designated by the Company.

1.5 Standard of Performance

Consultant agrees to perform the Services in a timely, professional, and competent manner, in accordance with applicable laws, industry best practices, and the reasonable instructions of the Company.

2. COMPENSATION

2.1 Equity Compensation

As consideration for the Services during the Term (as defined below), the Company shall issue to Consultant **2,790,698 fully-vested shares of the Company's common stock,** representing $12,000 in value at the price of $0.0043 per share as of the Effective Date. The Shares shall be issued **upfront** and shall be subject to applicable securities laws and restrictions on resale.

2.2 Cash Compensation

In addition to equity, Consultant shall receive:

- **$400.00 per month in cash payments**, payable at the end of each month during the Term; and
- A **one-time cash payment of $700.00** at the conclusion of the 12-week Term.

2.3 Restricted Securities

Consultant acknowledges that any Shares issued under this Agreement are "restricted securities" under the Securities Act of 1933, as amended, and may not be sold,

transferred, or otherwise disposed of without compliance with applicable federal and state securities laws. The Company has no obligation to register the Shares for resale. Consultant acknowledges that the Company has not made any representation regarding the future value or liquidity of the Shares.

3. CONFIDENTIAL INFORMATION

3.1 Non-Disclosure

Consultant shall not disclose any proprietary or confidential information of the Company during or after the Term of this Agreement without prior written consent, except as required by law. Consultant shall take all reasonable measures to protect the confidentiality of such information and shall not use such information for any purpose other than performing the Services.

3.2 Ownership of Work Product

The Company shall own all right, title, and interest in any inventions, improvements, discoveries, software, and intellectual property developed by Consultant in connection with the Services. Consultant agrees that all such work product shall be deemed "work made for hire" to the extent permitted by law.

3.3 Privacy

Consultant shall comply with all applicable data protection laws and Company policies regarding data security and shall implement appropriate measures to protect any Company data accessed in the course of providing Services.

4. INDEMNIFICATION

Consultant and Company agree to indemnify and hold harmless one another and their affiliates from any losses, claims, damages, or liabilities arising from Consultant's performance of the Services or this Agreement, except to the extent resulting from gross negligence or intentional misconduct.

5. LIMITATION OF LIABILITY

Except for breaches of Confidentiality or Indemnification obligations, neither Party shall be liable to the other for any indirect, incidental, special, or consequential damages, even if advised of the possibility of such damages.

6. INDEPENDENT CONTRACTOR

Consultant shall perform the Services as an independent contractor and not as an employee, agent, or partner of the Company. Consultant shall have no authority to bind the Company and shall not be entitled to any employee benefits. Consultant is responsible for any applicable taxes related to compensation under this Agreement.

7. TERM AND TERMINATION

7.1 Term

This Agreement shall remain in effect for a period of **twelve (12) weeks** from the Effective Date (the "Term"), unless earlier terminated in accordance with Section 7.2.

7.2 Termination

This Agreement may be terminated at any time prior to the expiration of the Term by written notice by either of the parties. Upon execution of a definitive Employment Agreement between the parties, this Agreement shall automatically terminate and be of no further force or effect, except as otherwise expressly provided therein.

7.3 Effect of Termination

Upon termination, unless superseded by an Employment Agreement:

(a) Consultant shall return to the Company all property, documents, and materials belonging to the Company, including but not limited to all materials containing Confidential Information, devices, records, notes, and electronically stored information.

(b) Any vested Shares shall remain Consultant's property, subject to applicable securities laws and any contractual lock-up provisions.

(c) All unvested equity awards shall be automatically forfeited without further action or compensation.

8. NON-COMPETITION

During the Term and for a period of six (6) months thereafter, Consultant shall not, without prior written consent, directly or indirectly: (i) provide services to or invest in any person or entity engaged in a business competitive with the Company's operations, or (ii) compete with the Company in an advisory or investment capacity in the cryptocurrency and blockchain sector.

9.NON-SOLICITATION

During the Term and for a period of twelve (12) months thereafter, Consultant shall not directly or indirectly solicit or induce any employee, contractor, or customer of the Company to terminate or alter their relationship with the Company.

10. PUBLIC STATEMENTS; NON-DISPARAGEMENT

Consultant shall not make any public statements or disclosures relating to the Company or this Agreement without the prior written consent of the Company. Consultant also agrees not to disparage the Company, its officers, or affiliates, during or after the Term.

11. MISCELLANEOUS

11.1 Use of Name and Likeness

The Company may use Consultant's name, likeness, and biography in promotional materials related to the engagement, subject to prior approval.

11.2 Injunctive Relief

Consultant acknowledges that a breach of Sections 3 (Confidential Information), 3.2 (Ownership of Work Product), 8 (Non-Competition), or 9 (Non-Solicitation) may result in irreparable harm to the Company, for which monetary damages may be an inadequate remedy. Accordingly, the Company shall be entitled to seek injunctive relief, without the requirement to post bond, in the event of any such breach.

11.3 No Conflicts

Consultant represents that entering into this Agreement does not conflict with any other contractual or legal obligations.

11.4 Notices

All notices under this Agreement must be in writing and deemed delivered upon personal delivery, email confirmation, or three (3) days after mailing.

11.5 Governing Law and Venue

This Agreement shall be governed by **Nevada law**, and any legal disputes shall be resolved in the state or federal courts located in **Las Vegas, Nevada**.

11.6 Entire Agreement and Amendments

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements. Any amendments must be in writing and signed by both Parties.

11.7 Severability

If any provision is held invalid, the remainder of the Agreement shall remain in full force.

11.8 Assignment

Consultant may not assign this Agreement or delegate any of its obligations without the prior written consent of the Company. Any unauthorized assignment shall be null and void.

11.9 Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Effective Date.

"COMPANY"

THE CRYPTO COMPANY, a Nevada corporation

By: /s/ Ron Levy

Ron Levy, CEO

Date: September 15, 2025

Address for Notice:

The Crypto Company
23823 Malibu Road, #50477
Malibu, CA 90265

Email: ____________________

"CONSULTANT"

By: /s/ Jennifer Leo

Jennifer Leo

Jennifer Leo

Date: September 15, 2025

Address for Notice:

JENNIFER LEO
3440 ANN DR
CARLSBAD, CA 92008

Email: REALJENLEO@GMAIL.COM